EXHIBIT 4.4

                        AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of June 29, 2007, by and among RADA Electronic Industries Ltd., a corporation organized under the laws of the State of Israel, with headquarters located at 7 Giborei Israel Street, Netanya 42504, Israel (the "COMPANY") and each of the investors listed in SCHEDULE I hereto (each an "INVESTOR" and collectively the "INVESTORS"):

     WHEREAS:

     A. In the framework of a private placement of the Company's securities that took place on June 2002 the Investors purchased Ordinary Shares of the Company, NIS 0.15 nominal value per share (the "SHARES") and warrants to acquire additional Shares of (the "EXISTING WARRANTS" and the "WARRANT SHARES"), all pursuant to terms and conditions detailed in the letter of agreement dated 13 May 2002 (the "EXISTING AGREEMENTS").

     B. Pursuant to the provisions of the Existing Agreements, the Company agreed to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

     C. The Company and the Investors desire to enter into this Agreement, pursuant to which, among other things, the Investors shall: (a) exchange their Existing Warrants for the Amended and Restated Warrant in the form attached hereto as EXHIBIT A (the "RESTATED WARRANT(S)"), each exercisable into Shares (the Restated Warrants, as exercised, the "RESTATED WARRANT SHARES"), or, as listed opposite certain Investors' name in SCHEDULE I the Extended Warrants in the form attached as EXHIBIT B hereto (the "EXTENDED WARRANT(S)", and together with the Restated Warrant(s) the "AMENDED WARRANT(s)"), each exercisable into Shares (the Extended Warrants, as exercised, together with the Restated Warrants, as exercised, the "AMENDED WARRANT SHARES") all as detailed opposite each Investor's name in SCHEDULE I and (b) grant a loan to the Company in the aggregate principal amount of US$ 400,000 (the "PRINCIPAL") pursuant to the terms and subject to the conditions set forth below. Each Investor shall provide the Company, at the Closing (as such term is defined below) the portion of the Principal listed opposite each Investor's name in SCHEDULE I. The Amended Warrants and the Amended Warrant Shares shall be collectively referred to herein as the "SECURITIES"/

     D. The exchanges of (i) the Existing Warrant for the Amended Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the US Securities Act of 1933 (the "SECURITIES ACT").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

1.   EXCHANGE OF WARRANTS

     1.1. EXCHANGE. At the Closing, the Investors' Warrants shall be exchanged for the Amended Warrants. In connection therewith, at the closing contemplated by this Agreement (the "CLOSING"), each Investor shall surrender the Existing Warrant, and the Company shall issue and deliver to each Investor the Amended Warrant.

     1.2. CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., Israel Time, on the date hereof, or such later date as is mutually agreed to by the Company and the Investors granting the majority of the Principal to the Company (the "MAJORITY INVESTORS"). The Closing shall occur on the Closing Date at the offices of the Company.

2.   GRANT OF LOAN

     2.1. At the Closing each Investor shall transfer the portion of the Principal listed opposite each Investor's name in SCHEDULE I to the Company's bank account whose details will be delivered by the Company prior to Closing.

     2.2. The outstanding Principal shall bear interest ("INTEREST") at the rate of 8% per annum (the "INTEREST RATE").

     2.3. Interest shall commence accruing on the date in which each Investor has actually delivered such Investor's portion of the Principal (the "EFFECTIVE DATE"), and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first business day of each consecutive 6 months period, during the period beginning on the Effective Date and ending on, and including, the Repayment Date (as defined below) (each, an "INTEREST DATE") with the first Interest Date being January 1, 2008. Interest shall be payable on each Interest Date in cash. VAT, if applicable, shall be added to any Interest payment, and shall be paid, together with the Interest, against a duly issued invoice to be delivered to the Company by each applicable Investor prior to each such VAT payment.

          The Principal, the Interest and the VAT accrued thereupon shall be collectively referred to herein as the "LOAN".

     2.4. Subject to the provisions of this Agreement, the Principal and all accrued and unpaid Interest shall be due and payable on June 30, 2010 (the "REPAYMENT DATE") in one (1) installment.

     2.5. If any Interest Date or Repayment Date is not a Business Day, the applicable payment due hereunder shall be delayed and effected on the first Business Day immediately thereafter.

          For the purpose of this Agreement "BUSINESS DATE" means any day in which the majority of the banks in Israel and NY are conducting business.


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     2.6. Notwithstanding anything to the contrary in this Agreement, the Loan will immediately become due and payable (except with respect to any Investors that have waived such right in writing) upon the occurrence of any of the following events prior to conversion of the Loan: (i) The commencement by the Company of any liquidation proceedings or the adoption of a winding up resolution by the Company, or the appointment of a receiver or trustee over the whole or any material part of the Company's assets, or the calling by the Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them; (ii) The commencement by third parties of any liquidation proceedings, which have not been terminated within 45 days thereafter;
          (iii) The levy of an attachment or the institution of execution proceedings against all or substantially all of the Company's assets, which have not been terminated or removed within 45 days thereafter; or (iv) A material default or material breach by the Company of the undertakings set forth in this Agreement, which was not amended within 14 days following the receipt of a written demand to do so.. The Company shall notify the Investors promptly of any such event.

3.   REPRESENTATIONS

     3.1. Company Representations and Warranties.

          The Company hereby represents and warrants to the Invetors, and acknowledges that the Investors are entering into this Agreement in reliance thereon, as follows:

          3.1.1. ORGANIZATION. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company has all requisite power and authority to execute and deliver this Agreement.

          3.1.2. AUTHORIZATION; APPROVALS. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of Company's obligations under this Agreement, have been taken, This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          3.1.3. NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Amended Warrants and reservation for issuance and issuance of the Amended Warrant Shares) will not
               (i) result in a violation of the Articles of Association or the Memorandum of Association of the Company, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq SmallCap Market (the "PRINCIPAL MARKET")) applicable to the Company or by which any property or asset of the Company is bound or affected.

     3.2. Investor's Representations and Warranties

          Each of the Investors hereby represents and warrants to the Company as of the date hereof as follows:

          3.2.1. STATUS OF INVESTOR. The Investor either: (a) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect; and/or (b) (i) is not a "U.S. Person" (within the meaning of SEC Rule 902 of Regulation S promulgated under the Securities Act ("Regulation S"), as presently in effect) and is not making this loan on behalf of or acquiring any shares for the account or benefit of any "U.S. Person"; (ii) will purchase the shares in an "offshore transaction" (within the meaning of SEC Rule 902 of Regulation S, as presently in effect); (iii) will not resell the shares except in accordance with the provisions Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act; and (iv) will not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

          3.2.2. NO PUBLIC SALE OR DISTRIBUTION. Such Investor is acquiring the Amended Warrants and upon the exercise of the Amended Warrants, will acquire the Amended Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; PROVIDED, HOWEVER, that by making the representations herein, such Investor does not agree to hold any of such Securities for any minimum or other specific term and reserves the right to dispose of such Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of such Securities.

          3.2.3. RELIANCE ON EXEMPTIONS. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

          3.2.4. INFORMATION. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received to their satisfaction answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          3.2.5. NO GOVERNMENTAL REVIEW. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          3.2.6. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          3.2.7. EXCHANGE OF EXISTING WARRANTS. Such Investor is familiar with the details included in SCHEDULE I, acknowledges the amount of the Amended Warrants that each Investor is allocated and agrees to such allocation. Such Investor has no claim or demand against the Company with respect to the amount of Amended Warrants exchanged with, and allocated to, such Investor and in connection with the exchange of, and the allocation of, the Amended Warrants to all other Investors, and such Investor hereby waives any claims it/he may have against the Company in connction with the Existing Agreements, the Existing Warrants, the Amended Warrants and the transactions contemplated hereby or thereby.

          3.2.8. RESIDENCY. Such Investor is a resident of that jurisdiction specified below its address on the SCHEDULE I.

4.   MISCELLANEOUS

     4.1. PROSPECTUS SUPPLEMENT. As soon as practicable after the Closing, but in no event later than July 30, 2007, the Company shall file a prospectus supplement to Registration Statement No. 333- 115598 to reflect the transactions contemplated hereby including change in the Expiration Date and the Exercise Price (as such terms are defined in the Amended Warrants) of the Amended Warrant.

     4.2. GOVERNING LAW; JURISDICTION;. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the competent courts sitting in Tel Aviv, Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

     4.3. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     4.4. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     4.5. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     4.6. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     4.7. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.8. ENTIRE AGREEMENT, AMENDMENT. This Agreement and the Schedules and Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all other prior oral or written agreements between the the parties hereto, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.. The preamble, Schedules and Exhibits hereto constitutes an integral part hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the company and the Majority Investors. This Agreement

     4.9. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     4.10. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     4.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Amended Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Investors. The Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by the Investor of any of the Securities, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

     4.12. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or
          (iii) Three (3) Business Day after mailing in registered mail. The addresses and facsimile numbers for such communications shall be:

                 If to the Company:

                       RADA Electronic Industries Ltd.
                       7 Giborei Israel Street
                       Netanya 42504
                       Israel
                       Telephone: (011) 972-9-892-1129
                       Facsimile: (011) 972-9-885-5885
                       Attention: Elan Sigal, Chief Financial Officer

                       Copy to:
                       S. Friedman & Co, Advocates and Notaries
                       Europe-Israel Tower
                       2 Weitzman Street
                       Tel Aviv, Israel
                       Telephone: + 972-3-693 1931
                       Facsimile: + 972-3-693 1930
                       Attention: Sarit Molcho, Adv.


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                 If to the Investor

                       c/o Hillel Schwartz
                       25 Agasi Street,
                       Har-Nof, Jerusalem, Israel
                       Telephone:  + 972-2-6514837
                       Email: schfam@netvision.net.il

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.


                                            RADA ELECTRONIC INDUSTRIES LTD.:

                                            BY:_______________________
                                            NAME: _____________________
                                            TITLE:

                                   SCHEDULE I

                              SCHEDULE OF INVESTORS

                        ISRAELI BANK   PRINCIPAL AMOUNT         NUMBER AND TYPE
INVESTOR                 INFORMATION        (US$)            OFF AMENDED WARRANTS               SIGNATURE
----------------------- ------------- --------------------- ----------------------------- ------------------------
Paul Schwartz                                               68,207 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Ben-Zion Gruber                                             34,014 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Yekotel Zeit                                                127,551 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Chaim Hershkovitz                                           76,531 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Henri Lefkovitz                                             102,041 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Zvi Oren                                                    17,007 Extended Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Yisrael Meir Deutsch                                        100,000 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
Maury Greenspan                                             100,000 Restated Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------
The Shaar Fund                                              136,054 Extended Warrants
----------------------- ------------- --------------------- ----------------------------- ------------------------

                                    EXHIBIT I

                            FORM OF RESTATED WARRANT

                                   EXHIBIT II

                            FORM OF EXTENDED WARRANT